                                                                     EXHIBIT XIX

                    AMENDMENT NO. 2 TO JOINT FILING STATEMENT

      The undersigned hereby agree to amend that certain Joint Filing statement dated as of November 7, 2000, and amended as of September 30, 2002, to remove Prime Group Limited Partnership, an Illinois limited partnership, from their status as a group (as defined by Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended), effective as of January 17, 2003.

Dated:      January 17, 2003


/s/ Michael W. Reschke
----------------------
Michael W. Reschke


PGLP, INC.


By:   /s/ Michael W. Reschke
      -----------------------
      Name: Michael W. Reschke
      Title:  President

PRIME GROUP LIMITED PARTNERSHIP


By:   /s/ Michael W. Reschke
      ----------------------
      Name:  Michael W. Reschke
      Title:  Managing General Partner

Prime Group II, L.P.

      By:  PGLP, Inc., its managing general partner

            By:   /s/ Michael W. Reschke
                  ----------------------
                  Name:  Michael W. Reschke
                  Title: President

PRIME GROUP V, L.P.

      By:   PGLP, Inc., its managing general partner

            By:   /s/ Michael W. Reschke
                  -----------------------
                  Name:  Michael W. Reschke
                  Title:  President

THE PRIME GROUP, INC.


By:   /s/ Michael W. Reschke
      ----------------------
      Name:  Michael W. Reschke
      Title:  President